EXHIBIT 32

      In connection with the Quarterly Report of Epic Capital Group, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), Rex Doyle, the Chief Executive and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                        EPIC CAPITAL GROUP, INC.


November 13, 2006                       /s/ Rex Doyle
                                        -------------------------------------
                                        Rex Doyle, Chief Executive and Principal
                                        Financial Officer